Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Associated Banc-Corp.:

Re: Registration Statements on Form S-8

• #2-77435	• #333-74307
• #2-99096	• #333-121012
• #33-16952	• #333-121011
• #33-24822	• #333-121010
• #33-35560	• #333-120711
• #33-54658	• #333-120714
• #33-63545	• #333-120713
• #33-67436	• #333-120710
• #33-86790	• #333-120709
• #333-46467	• #333-166392

Re: Registration Statements on Form S-3

• #2-98922	• #33-63557
• #33-28081	• #33-67434
• #333-178973

We consent to the incorporation by reference in the Registration Statements listed above on Form S-8 and S-3 of Associated Banc-Corp of our reports dated February 15, 2013 with respect to the consolidated balance sheets of Associated Banc-Corp and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of income (loss), comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10-K of Associated Banc-Corp.

Chicago, Illinois

February 15, 2013